SCARAB SYSTEMS INC.
TORRENT ENERGY CORPORATION

FOR IMMEDIATE RELEASE

TORRENT ENERGY ANNOUNCES A TICKER SYMBOL CHANGE AND NAME CHANGE

Vancouver, B.C. July 30, 2004 - Torrent Energy Corporation, ("Torrent" or the "Company") (OTCBB: TREN), formerly Scarab Systems, Inc., is pleased to announce that NASDAQ has approved the name change of the Company. The name change and symbol change are effective at market open today. The new symbol for Torrent Energy Corporation is TREN.

About Torrent Energy Corporation

Torrent Energy Corporation is engaged in the acquisition, exploration and development of natural gas and coalbed methane properties in the United States. Its current focus is on the exploration of the Coos Bay Basin project in Oregon.

On behalf of the Board of Directors,

TORRENT ENERGY CORPORATION

Thomas Mills, President

For more information contact:	Head Office Contact:
Thomas Mills (604) 639-3178	Suite 528 - 666 Burrard Street Vancouver, BC V6C 2X8

Safe Harbor Statement

This news release includes statements about expected future events and/or results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, the Company changing its name to Torrent Energy Corporation. Factors that could cause actual results to differ materially include the possibility of regulatory authority or NASD refusal to allow the name change on the basis of non-availability or confusion with other similar names.